SERVICE PROVIDER AGREEMENT

This Service Provider Agreement (the "Agreement"), effective as of June 1st, 2006, is entered into by and between DOUGLAS LAKE MINERALS INC., a Nevada corporation (herein referred to as "the Company") and ROVINGI (herein referred to as "the Service Provider") of 808, 27 Alexander Street, Vancouver, BC V6A 1B2

RECITALS

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTB Bulletin Board under the symbol DLKM OB; and

WHEREAS, the Company desires to engage the services of the Service Provider on a monthly basis to assist the Company in Management and Administration;

WHEREAS, the "Service Provider" is a related party to the Company as its principal acts in the capacity of Chief Financial Officer and a Director;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Service. The Company hereby agrees to retain the Service Provider to act in a administrative and consulting capacity to the Company and the Service Provider hereby agrees to provide services to the Company commencing upon June 1st, 2006 and ending on May 31 2008.

2. Duties of Service Provider. The Service Provider agrees that it will generally provide the following specified consulting services through its officers and employees on a monthly basis during the term specified in Section 1.

(a) Consult and assist the Company in implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the professional and financial community.

(b) Oversee the day to day administration of the company, keeping records and performing operational duties as and when required and assisting professionals in the financial reporting requirements of a US publicly trading company;

(c) Assist and consult the Company with respect to its relations with analysts and other investment professionals;

(d) Upon the Company's direction and approval, disseminate information regarding the Company to investment community professionals;

(e) Upon the Company's approval, conduct meetings, in person or by telephone, with analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

3. Allocation of Time and Energies. The Service Provider hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Service Provider from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its management and financial reporting activities, so long as such activities are in compliance with all applicable securities laws and regulations. Service Provider shall diligently and thoroughly provide the consulting services required hereunder. Service Provider and the Company agree that Service Provider will perform the duties set forth herein above in a diligent and professional manner and on a "best efforts" basis. It is explicitly understood that Service Provider's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall be invoiced by the Service Provider on a monthly basis at a rate of [redacted] USD per month.

5. Non-Assignability of Services. Service Provider's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Service Provider herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Service Provider may be retained in the entirety by Service Provider, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable, subject to the Company's rights in the event of the Service Provider's non-performance or breach of this Agreement. Notwithstanding the non-assignability of Service Provider's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Service Provider, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Service Provider by the Company herein, and to Shareholders.

6. Expenses. Company agrees to reimburse Service Provider for all out of pocket expenses (press releases, invoices paid by Service Provider personally on behalf of the company etc

7. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Service Provider by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Service Provider may rely upon the accuracy thereof without

independent investigation. The Company will protect, indemnify and hold harmless Service Provider against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Service Provider's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Service Provider's communication or dissemination of information not provided or authorized by the Company.

8. Representations. Service Provider represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Service Provider acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Service Provider. Service Provider acknowledges that, to the best of its knowledge, Service Provider and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Service Provider further acknowledges that it is not a securities Broker Dealer or a registered investment advisor, tax professional, CPA or attorney. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9. Status as Independent Contractor. Service Provider's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Service Provider further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Service Provider and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Service Provider possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by Canadian or U.S. mail, postage prepaid, addressed to the other party.

13. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of British Columbia, CANADA.

14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Service Provider's activities or remuneration under this Agreement, shall be settled by binding arbitration in Vancouver, British Columbia, Canada in accordance with the applicable rules of the Canadian Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 13 herein.

15. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:
Name of Service Provider:
Rovingi

By: ____________________
Antonia Bold-de-Haughton – President

DATED: June 1 2006

DOUGLAS LAKE MINERALS INC.
SIGNATORY

____
Harpreet S. Sangha – President and CEO

DATED: June 1 2006